SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           LIFE MEDICAL SCIENCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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

                           LIFE MEDICAL SCIENCES, INC.
                                   PO Box 219
                             Little Silver, NJ 07739

                  Notice of 2002 Annual Meeting of Stockholders
                      to be held on Tuesday April 23, 2002

            Notice is hereby given that the Annual Meeting of Stockholders of LIFE MEDICAL SCIENCES, INC., a Delaware corporation (the "Company"), will be held at the offices of Warshaw Burstein Cohen Schlesinger Koh, LLP, 555 Fifth Ave. 11th Floor, New York, NY 10117 on Tuesday April 23, 2002, at 10:00 a.m., local time, (the "Meeting") for the following purposes:

      1.    To consider and vote upon the election of five directors;

      2. To approve an amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock from 43,750,000 to 100,000,000 (the "Charter Amendment Proposal");

      3. To ratify the appointment of Richard A. Eisner & Company, LLP, as the independent auditors of the Company; and

      4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

            The close of business on March 22, 2002, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. A complete list of those stockholders will be open to examination of any stockholder, for any purpose germane to the Meeting, during ordinary business hours at the Company's offices for a period of 10 days prior to the Meeting. The stock transfer books of the Company will not be closed.

            All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                                      By the order of the Board of Directors,


                                      Robert P. Hickey
                                      Chairman

Little Silver, New Jersey
Dated: March 22, 2002

                           LIFE MEDICAL SCIENCES, INC.
                                   PO Box 219
                             Little Silver, NJ 07739

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

            This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Life Medical Sciences, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders to be held at the offices of Warshaw Burstein Cohen Schlesinger Kuh, LLP 555 Fifth Ave. 11th Floor, New York, NY 10117 on Tuesday, April 23, 2002 at 10:00 a.m., local time, and for any adjournment or adjournments thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company, at the above stated address. Attendance at the Meeting will not have the effect of revoking the proxy unless such written notice is given.

            If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, for the election of the nominees set forth under the caption "Election of Directors", for the approval of the Charter Amendment Proposal and for the ratification of the appointment of Richard A. Eisner & Company, LLP, as the independent auditors of the Company.

            The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to holders of the Company's Common Stock, par value $.001 per share (the "Common Stock") and Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred"), is April 1, 2002.

            The cost of solicitation of proxies will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies by telephone or by other electronic means. Upon request, the Company will reimburse brokers, dealers, bankers and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners.

            Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the Meeting.

                                     VOTING

            Only holders of shares of Common Stock and Series B Preferred (collectively, the "Voting Stock") of record as at the close of business on March 22, 2002 (the "Record Date") are entitled to vote at the Meeting. On the Record Date there were issued and outstanding 15,535,650 shares of Common Stock and shares of Series B Preferred. Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Series B Preferred is entitled to ten votes upon all matters to be acted upon at the Meeting, resulting in a total of 26,660,650 votes eligible to be cast at the Meeting. A majority in interest of the votes represented by the outstanding shares of Voting Stock represented at the Meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the votes represented by the shares of Voting Stock so represented is necessary to elect the nominees as directors, the affirmative vote of a majority of the votes represented by the outstanding Voting Stock, whether or not represented at the Meeting, is necessary to approve the Charter Amendment Proposal and the affirmative vote of a majority of the votes represented by the shares of Voting Stock so represented at the Meeting is necessary to ratify the appointment of Richard A. Eisner & Company, LLP, as the independent auditors of the Company. The stockholders vote at the Meeting by casting ballots (in person or by proxy) which will be tabulated by a person appointed by the Board before the Meeting to serve as the inspector of election at the Meeting and who has executed and verified an oath of office. Abstentions and broker non-votes are included in the determination of the number of shares of Common Stock present at the Meeting for quorum purposes but broker non-votes are not counted in the tabulation of the votes cast on proposals presented to stockholders. Thus, an abstention from voting on any matter is the same legally as a vote "against" the matter, even though the stockholder may (mistakenly) believe that an abstention is neither a vote for or a vote against a proposal.

                              ELECTION OF DIRECTORS

Information Concerning Nominees

            At the Meeting, five directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. Each of the nominees is currently a director of the Company. Management recommends that the persons named below be elected as directors of the Company and it is intended that the accompanying proxy will be voted for their election as directors, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by management.

            The following table sets forth the names of the nominees and certain information with regard to each nominee:

                                             Held            Position with
          Name of Nominee            Age  Office Since         Company
          ---------------            ---  ------------         -------
Edward A. Celano .................   63   November 1996   Director
Richard L. Franklin, MD ..........   56   December 2000   Director
Robert P. Hickey .................   56   May 1996        Chairman, President, CEO
                                                            and CFO
Walter R. Maupay, Jr .............   63   July 1996       Director
Irwin M. Rosenthal, Esq ..........   73   August 1990     Director

Nominees for Election at the Meeting

            Edward A. Celano has served as a director of the Company since November, 1996. Since February 2001, Mr. Celano has been Managing Director of the Corporate Finance Group of M. R. Weiser & Co., LLP, an investment banking firm. From May 1996 to January 2001, Mr. Celano had been an executive vice president of Atlantic Bank of New York, a commercial bank. From November 1984 to May 1996, Mr. Celano was a senior vice president of NatWest Bank, a commercial bank. Mr. Celano is currently a director of the following publicly traded companies: Entrade, Inc. and Asta Funding, Inc.

            Richard L. Franklin, MD, has served as a director of the Company since December 2000. Since May 1996, Dr. Franklin has been Chief Executive of Phairson, Ltd., a medical product development company. From January 1991 to May 1996, Dr. Franklin was founder and principal of Richard Franklin & Associates and from January 1998 to December 1990, was with Boston Capital Group, both consulting firms to the healthcare industry. From July 1986 to December 1987, Dr. Franklin was head of Healthcare Corporate Finance at Tucker Anthony, an investment banking firm.

            Robert P. Hickey has served as Chairman of the Company's Board of Directors since May 1999, Chief Financial Officer since March 2000, President and Chief Executive Officer of the Company since May 1996 and as a director since July 1996. From May 1994 until joining the Company, Mr. Hickey was founder and president of Roberts Healthcare Resources, Inc., a company engaged in project consulting to Fortune 500 and leading edge companies in the healthcare industry. From 1975 to 1994, Mr. Hickey served in various positions at Johnson & Johnson. From 1992 to 1994, Mr. Hickey was vice president, marketing and director of Ethicon, Inc., a unit of Johnson & Johnson.

            Walter R. Maupay, Jr. has served as a director of the Company since July 1996. At his retirement in 1995, Mr. Maupay was a group executive with Bristol-Myers Squibb and president of Calgon Vestal Laboratories. From May 1988 to January 1995, Mr. Maupay had been president of Calgon Vestal Laboratories, a division of Merck & Co., Inc. From 1984 to 1988, Mr. Maupay served as vice president of Calgon Vestal Laboratories. Mr. Maupay is currently a director of the following publicly traded companies: Kinsey Nash Corporation and Cubist Pharmaceuticals.

            Irwin M. Rosenthal is a co-founder of the Company and has served as Secretary of the Company since May 1999 and as a director of the Company since its inception in 1990. Mr. Rosenthal is an attorney specializing in securities law and has been a senior partner at Warshaw Burstein Cohen Schlesinger Kuh, LLP since March 2002. From May 2001 to February 2002, Mr. Rosenthal was a senior partner at Harris Beach & Wilcox, LLP. From June 2000 to May 2001, Mr. Rosenthal was a senior partner at Greenberg Traurig, LLP. From June 1998 to June 2000, Mr. Rosenthal was a senior partner at Graham & James. Mr. Rosenthal was a senior partner at Rubin Baum Levin Constant & Friedman from December 1991 to June 1998. From December 1989 to December 1991, Mr. Rosenthal was a senior partner at Baer Marks and Upham and from January 1983 to December 1989 a senior partner at Botein Hays & Sklar. Mr. Rosenthal serves as secretary and as a director of Magar Inc., of which he is a principal stockholder. Magar Inc. is a principal stockholder of the Company. Mr. Rosenthal is also a director of the following publicly traded company: EchoCath, Inc.

            Each director shall hold office until the Company's next meeting of its shareholders and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal.

General Information Concerning the Board and its Committees

            The Board met four times in the fiscal year ended December 31, 2001. The Delaware General Corporation Law provides that the Board, by resolution adopted by a majority of the entire Board, may designate one or more committees, each of which shall consist of one or more directors. The Board annually elects from its members the Executive Committee, Audit Committee and the Compensation Committee. During the last fiscal year each of the directors then serving attended at least 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which he served.

            Executive Committee. The Executive Committee exercises all the powers and authority of the Board in the management and affairs of the Company between meetings of the Board, to the extent permitted by law. The members of the Executive Committee are Mr. Hickey, Dr. Franklin and Mr. Rosenthal. During fiscal 2001, the Executive Committee did not meet separately from the Board but performed its duties in the context of Board meetings.

            Audit Committee. The Audit Committee is composed of three directors, a majority of whom are independent as defined in the NASD guidelines, who review the Company's auditing, accounting, financial reporting and internal control functions and select the independent auditors. In addition, the committee monitors the non-audit services of the independent auditors. During fiscal 2001, the Audit Committee met two times. For additional information relating to the Audit Committee, see the Report of Audit Committee on page 9 of this proxy statement.

            Compensation Committee. The Compensation Committee reviews and recommends to the Board remuneration arrangements, compensation plans and approves option grants for the Company's officers, key employees, directors and others. The Compensation Committee is composed of Messrs. Celano and Maupay. During fiscal 2001, the Compensation Committee met three times.

                             PRINCIPAL STOCKHOLDERS

            Set forth below is information concerning the stock ownership of all persons known by the Company to own beneficially 5% or more of the outstanding shares of Voting Stock, all directors (including nominees), the Named Executive Officers (as defined in "Executive Compensation - Summary Compensation Table") and all directors and executive officers of the Company as a group, as of March 22, 2002. For the purpose of this Proxy Statement, beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally means the power to vote and/or to dispose of the securities regardless of any economic interest therein.

                          PRINCIPAL STOCKHOLDERS TABLE

                                   Shares of Common          Percent of Out-
                                    Stock("CS") or           standing Common
    Name and Address                   Series B                or Series B        Percent of
  of Beneficial Owner              Preferred("PS")              Preferred         Outstanding
   or Number in Group           Beneficially Owned(1)      Beneficially Owned    Voting Power
   ------------------           ---------------------      ------------------    ------------
Aran Asset Mngt. SA                8,380,000 CS(12)               35.0%
Alpenstrasse 11                      419,000 PS                   27.4%             15.70%
6304 Zug Switzerland

Schweizerishe Gesellschaft         2,666,660 CS(13)                9.7%               3.6%
Fur Aldlenhandel und                  83,333 PS                    7.0%               3.0%
                                                                                    --------
Resaarch AG                                                                           6.6%

Kirchstrasse 6
8807 Freienbach Switzerland

                                            Shares of Common          Percent of Out-
                                             Stock("CS") or           standing Common
    Name and Address                            Series B                or Series B        Percent of
  of Beneficial Owner                       Preferred("PS")              Preferred         Outstanding
   or Number in Group                    Beneficially Owned(1)      Beneficially Owned    Voting Power
   ------------------                    ---------------------      ------------------    ------------
Ventura Inc.                                1,500,000 CS                    8.8%             5.3%
Regent Centre East
Freeport, Bahamas

Marilyn Moskowitz                           1,433,026 CS(2)                 8.4%             5.1%
9071 Rutledge Ave.
Boca Raton, FL 33434

Robert P. Hickey                            1,402,032 CS(7)                 7.9%             0.2%
c/o Life Medical Sciences, Inc.
PO Box 219
Little Silver, NJ 07739

Hexagon Ltd.                                2,500,000 CS(12)               13.9%
PO Box 53254                                  125,000 PS                   10.1%             4.5%
Lihocsol 3303 Cyprus

Affaires Financieres SA                     2,400,000 CS(12)               13.9%
Baechtoldstrasse 2                            120,000 PS                    9.7%             4.3%
Zurich 8044 Switzerland

Dr. Herbert Moskowitz                       1,158,653 CS(3)(4)(5)           4.4%             1.5%
9071 Rutledge Ave.
Boca Raton, FL 33434

Banque IPPA & Associes                      2,000,000 CS(12)               11.4%
22 Ave. Mon-Repos                             100,000 PS                    8.2%             3.6%
Lausanne Switzerland

Richard L. Franklin, MD                     1,000,000 CS(10)                6.0%             0.0%
c/o Life Medical Sciences, Inc.
PO Box 219
Little Silver, NJ 07739

                                            Shares of Common          Percent of Out-
                                             Stock("CS") or           standing Common
    Name and Address                            Series B                or Series B        Percent of
  of Beneficial Owner                       Preferred("PS")              Preferred         Outstanding
   or Number in Group                    Beneficially Owned(1)      Beneficially Owned    Voting Power
   ------------------                    ---------------------      ------------------    ------------
Irwin M. Rosenthal                            612,644 CS(3)(4)(6)           2.1%             1.5%
c/o Life Medical Sciences, Inc.
PO Box 219
Little Silver, NJ 07739

Walter R. Maupay                              521,775 CS(8)                 2.0%             0.7%
c/o Life Medical Sciences, Inc.
PO Box 219
Little Silver, NJ 07739

Edward A. Celano                              347,461 CS(9)                 1.9%             0.2%
c/o Life Medical Sciences, Inc.
PO Box 219
Little Silver, NJ 07739

All executive officers and directors        3,883,912 CS(11)               17.5%             2.6%
as a group (5 persons)

(1) All shares outstanding are Common Stock and are beneficially owned, and sole voting and investment power is held by the persons named, except as otherwise noted.
(2) Excludes 43,687 shares of Common Stock and 658,262 shares of Common Stock issuable upon exercise of options which are currently exercisable, all of which are held by Mrs. Moskowitz's husband, as to which shares of Common Stock Mrs. Moskowitz disclaims beneficial ownership.
(3) Dr. Moskowitz and Mr. Rosenthal are each officers, directors and principal stockholders of Magar Inc. and own approximately 47% and 16.5%, respectively, of the outstanding stock of such corporation. As such, these individuals may be considered to beneficially own, and to have shared investment and voting power with respect to, all shares of Common Stock owned by Magar Inc. Information relating to shares owned by each of these individuals assumes that each beneficially owns all shares owned of record by Magar Inc.
(4) Includes 406,704 shares of Common Stock of which 270,000 shares are pledged to a bank as security for a loan to Magar Inc. Magar Inc. has the sole right to vote such shares, unless there is an event of default under the loan. In the event of a default by Magar Inc., the bank would have the right to dispose of the shares.
(5) Includes 708,262 shares of Common Stock issuable upon exercise of options which are currently exercisable, but excludes 1,433,026 shares of Common Stock held by Dr. Moskowitz's wife, as to which shares of Common Stock Dr. Moskowitz disclaims beneficial ownership.
(6) Includes 330,940 shares of Common Stock issuable upon exercise of options which are currently exercisable.
(7) Includes 1,339,448 shares of Common Stock issuable upon exercise of options which are currently exercisable and 40,584 shares owned by Mr. Hickey's wife.
(8) Includes 325,107 shares of Common Stock issuable upon exercise of options which are currently exercisable.
(9) Includes 301,877 shares of Common Stock issuable upon exercise of options which are currently exercisable and 22,222 shares of Common Stock owned by Walworth Financial Services, Inc., Defined Benefit Trust, controlled by Mr. Celano.
(10) Includes 1,000,000 shares of Common Stock issuable upon exercise of options which are currently exercisable.
(11) Includes 1,797,372 shares of Common Stock issuable upon exercise of options which are currently exercisable.
(12)  Represents warrants currently exercisable from the Series B Unit offering.
(13) Includes 1,666,660 warrants currently exercisable from the Series B Unit offering.

                             EXECUTIVE COMPENSATION

            The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company during the fiscal years ended December 31, 2001, 2000 and 1999 to the Company's Chief Executive Officer, the only executive officer whose annual compensation exceeded $100,000 in fiscal 2001 (the "Named Executive Officer").

                           Summary Compensation Table

                                                                                        Long Term
                                                                                      Compensation
                                                        Annual Compensation               Awards
                                                    ---------------------------    --------------------
                                                                                       Securities              Other
    Name and Principal Capacities                                                      Underlying             Compen-
           in Which Served               Year          Salary         Bonus              Options             sation (1)
------------------------------------  -----------   -------------  ------------    --------------------     -------------
Robert P. Hickey                         2001         $225,000                          1,500,000 (2)          $2,168
     Chairman, President, CEO and        2000         $217,604                            415,313 (3)          $2,043
     CFO                                 1999         $219,663                            169,448              $1,921

(1) Represents premium payments for term life insurance for the benefit of the Named Executive Officer.

(2) Represents an option to purchase Common Stock granted subject to completion of the Series B Preferred financing, which was completed in March 2002.

(3) Of the 415,313 options granted during 2000, 263,820 were granted to replace previously granted options which were cancelled.

            The following table sets forth certain information with respect to stock option grants during the year ended December 31, 2001 to the Named Executive Officer.

                                                           Option/SAR Grants in Last Fiscal Year
                                                                     Individual Grants
                          ---------------------------------------------------------------------------------------------------
                              Number of Securities          % of Total Options
                                   Underlying              Granted to Employees         Exercise or Base         Expiration
         Name                  Options Granted (#)            in Fiscal Year              Price ($/Sh)              Date
------------------------  ------------------------------  ------------------------  --------------------------  -------------
Robert P. Hickey                    1,500,000 (1)                  100%                       $0.12               3/19/09

(1) Represents shares of Common Stock underlying an option granted during 2001 subject to completion of the Series B Preferred financing, which was completed in March 2002. The options vests in three equal installments commencing on the date of completion of the Series B Preferred financing.

            The following table sets forth certain information with respect to stock option exercises by the Named Executive Officer during the year ended December 31, 2001 and the value of unexercised options at December 31, 2001.

                                         Aggregated Option/SAR Exercises in Last Fiscal Year
                                                and Fiscal Year End Option/SAR Values

                                                                    Number of Securities               Value of Unexercised
                                                                   Underlying Unexercised              In-the-Money Options
                              Shares                           Options at Fiscal Year End (#)       at Fiscal Year End ($) (1)
                           Acquired on         Value        -----------------------------------  ----------------------------------
         Name              Exercised(#)     Realized($)        Exercisable       Unexercisable    Exercisable        Unexercisable
------------------------  ---------------  ---------------  ------------------  ---------------  --------------      --------------
   Robert P. Hickey            N/A              N/A              839,448              N/A           $ 35,073              N/A

-----------------------------------------------------------------------------------------------------------------------------------

(1) Based upon the closing price of $1/4 per share of Common Stock on December 31, 2001, less the option exercise price.

      Employment and Related Agreements

            In May 2001, the Company entered into a new employment agreement with Robert P. Hickey, pursuant to which Mr. Hickey serves as Chairman, President, CEO and CFO of the Company. The term of Mr. Hickey's employment agreement is for a period of one year and is automatically renewed on an annual basis absent three months prior written notice. Pursuant to such agreement, Mr. Hickey currently receives an annual base salary of $180,000 subject to adjustments for cost-of-living increases and other increases as determined by the Board. In April 2001, the Board granted to Mr. Hickey a non-qualified stock option to purchase an aggregate of 1,500,000 shares of Common Stock under the Company's 2001 Non-Qualified Stock Option Plan. The grant was made subject to the completion of the Series B Preferred financing, which was completed in March 2002. The option is exercisable at the conversion price of the Series B Preferred, $0.12 per share, and vests in three equal installments commencing upon completion of the financing. The vesting schedule accelerates upon a change in control of the Company. The option expires as to each installment seven years from vesting.

            If Mr. Hickey dies, is terminated for cause, voluntarily resigns or is unable to perform his duties on account of illness or other incapacity and the agreement is terminated, he or his legal representative shall receive from the Company the base salary which would otherwise be due to the date which termination of employment occurred. If Mr. Hickey's employment is terminated for any other reason by the Company during the term of the agreement, Mr. Hickey will receive from the Company the base salary which would otherwise be due to the date which termination of employment occurred plus severance pay equal to six months of salary. The agreement with Mr. Hickey contains confidentiality and non-competition provisions.

            Under the foregoing employment agreement, the Company is required to obtain life insurance coverage on the life and for the benefit of Mr. Hickey in an amount equal to twice the amount of his base salary then in effect. Mr. Hickey will also have the right to participate in all group insurance, hospital, dental, major medical and disability benefits, stock option plans and other similar benefits afforded to executives.

            In April 2001, the Company entered into a consulting agreement with Richard L. Franklin, MD, pursuant to which Dr. Franklin agreed to render advisory and consulting services to the Company in the areas of strategic planning, business management, fund raising, investor relations and other areas consistent with Dr. Franklin's experience and expertise. The initial term of this agreement is one year and is automatically renewed on an annual basis absent three months written notice prior to the termination date. For his services under this agreement, the Company agreed to pay Dr. Franklin a fee of $10,000 per month and the Board granted to Dr. Franklin a non-qualified stock option to purchase an aggregate of 3,000,000 shares of Common Stock under the Company's 2001 Non-Qualified Stock Option Plan. The grant was made subject to the completion of the Series B Preferred financing, which was completed in March 2002. The option is exercisable at the conversion price of the Series B Preferred, $0.12 per share, and vests in three equal installments commencing upon completion of the financing. The vesting schedule accelerates upon a change in control of the Company. The option expires as to each installment seven years from vesting.

            In August 2001, the Company entered into a consulting agreement with Eli Pines, PhD, pursuant to which Dr. Pines agreed to render advisory and consulting services to the Company in the areas of research and development, clinical trial management and other areas consistent with Dr. Pine's experience and expertise. The initial term of this agreement is one year which is automatically renewed on an annual basis absent three months prior written notice. For his services under this agreement, the Company initially agreed to pay Dr. Pines a fee of $4,000 per month. As of January 2002, the Company increased the monthly fee to $8,000 through the remainder of the agreement reflecting additional services requested by the Company. The Board granted to Dr. Pines a non-qualified stock option to purchase up to 700,000 shares of the Company's Common Stock under the Company's 2001 Non-Qualified Stock Option Plan (the "Plan"). The grant was made subject to the completion of the Series B Preferred financing, which was completed in March 2002. The option is exercisable at the conversion price of the Series B Preferred, $0.12 per share, and vests in three equal installments commencing upon completion of the financing. The vesting schedule accelerates upon a change in control of the Company. The option expires as to each installment seven years from vesting.

      Director Compensation

            All directors of the Company are reimbursed for reasonable expenses incurred by them in acting as a director or as a member of any committee of the Board. All outside directors are entitled to receive $1,000 for attendance at each Special Meeting and $500 for participation in each teleconference meeting. All existing outside directors, with the exception of Dr. Franklin, are entitled to receive an annual option grant of 25,000 shares on the occasion of the Company's Annual Meeting of Stockholders and any new outside director is entitled to receive an initial grant of 50,000 shares on the occasion of his/her appointment/election to the Board.

            In August 2001, the Company granted to Messrs. Celano, Maupay and Rosenthal, options for each to acquire up to 25,000 shares of Common Stock at $0.20 per share. Such options vested immediately and are exercisable for seven years from the grant date.

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

            The Audit Committee is comprised solely of directors, a majority of whom are independent as defined in the NASD guidelines, and it operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Exhibit A. The written charter attached to the proxy statement is identical to the charter included in last year's annual meeting proxy statement, except that the provision requiring all directors to be independent has been replaced with a requirement that a majority of the directors serving on the committee be independent. This change was made in recognition of the fact that one of the three directors serving on the committee receives compensation as a consultant to the Company in an amount which would disqualify him from being deemed independent. The Committee reviews and assesses the adequacy of its charter on an annual basis.

            The primary focus of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The

Company's independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

            The Committee serves an oversight role to the Board of Directors in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Committee's members in business, financial and accounting matters. The Committee members are not professional auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors nor can the Committee certify that the independent auditors are "independent" under applicable laws.

            In this context, the Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2001. Management represented to the Audit Committee that said financial statements were prepared in accordance with generally accepted accounting principles which was affirmed by the Company's independent auditors, Richard A. Eisner & Company, LLP. The Audit Committee has discussed with Richard
A. Eisner & Company, LLP matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committee."

            The Audit Committee has received and reviewed the written disclosures and the letter from Richard A. Eisner & Company, LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with Richard A. Eisner & Company, LLP the firm's independence.

            Based on the aforementioned actions, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission.

            Submitted by the Audit Committee of the Company's Board of
Directors:

                                        Walter R. Maupay, Jr., Chairman
                                        Edward A. Celano
                                        Richard L. Franklin, MD

      Audit and Related Fees

            Subject to ratification by the stockholders, the Board of Directors has reappointed Richard A. Eisner & Company, LLP as independent auditors to audit the financial statements of the Company for the current fiscal year.

            Fees for the last annual audit and review of financial statements included in that year's Form 10-Q filings. were $39,925. Audit-related services generally include fees for statutory audits, accounting consultations and SEC registration statements. There were no non-audit fees.

                              CERTAIN TRANSACTIONS

            Mr. Rosenthal was, until May 2001, a partner at Greenberg Traurig, LLP, which firm served, from June 2000 through January 2002, as counsel to the Company. The Company paid or accrued approximately $108,000 and $94,000 in the years ended December 31, 2000 and 2001, respectively, for legal services rendered by that firm and a prior firm of which Mr. Rosenthal was a partner during that period.

            For a description of certain other compensation arrangements with management and other directors of the Company, see "Executive Compensation."

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            The Company believes that during 2001 all reports for the Company's executive officers and directors that were required to be filed under Section 16(a) of the Securities Exchange Act of 1934 were timely filed.

                           CHARTER AMENDMENT PROPOSAL

     General

            The Board of Directors has unanimously adopted a resolution to submit to stockholders a proposal to amend the first paragraph of Article Fourth of the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 43,750,000 to 100,000,000. The Board determined that such an amendment is necessary to ensure a continued adequate supply of authorized Common Stock for future issuance.

            The full text of Paragraph I of Article Fourth of the Company's Restated Certificate of Incorporation, if amended as proposed, would read as follows:

            FOURTH: I. The aggregate number of shares which the Corporation shall have authority to issue is One Hundred and Five Million (105,000,000) shares, consisting of (i) One Hundred Million (100,000,000) shares of Common Stock, par value $.001 per share ("Common Stock"), and (ii) Five Million (5,000,000) shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

            The terms of the additional shares of Common Stock will be identical to those of the currently outstanding Common Stock. However, because stockholders have no preemptive rights to purchase any additional shares of Common Stock which may be issued, the issuance of additional shares would likely reduce the percentage interest of current stockholders in the total outstanding shares. The Charter Amendment Proposal will not increase the number of shares of Preferred Stock authorized. The relative rights and limitations of the Common Stock and Preferred Stock would remain unchanged under the Charter Amendment Proposal.

      Purposes and Effects of Increasing the Number of Authorized Shares of Common Stock

            If approved by the Company's stockholders, the Charter Amendment Proposal would increase the number of shares of Common Stock which the Company is authorized to issue from 43,750,000 to 100,000,000. The additional 56,250,000 shares, if and when issued, would have the same rights and privileges as the outstanding shares of Common Stock. The Company would be able to issue these shares for any valid corporate purpose that the Board of Directors deems advisable.

            As of March 22, 2002, the Company had 15,535,650 shares of Common Stock outstanding, 9,584,160 shares issuable upon exercise of outstanding options and warrants, 5,568,361 shares reserved for options not yet granted under existing stock option plans, 110,000 shares issuable upon conversion of convertible debentures and 34,291,670 shares underlying the Series B Convertible Preferred Shares and related warrants comprising the units sold in a private placement completed on March 21, 2002 (the "Series B Preferred Financing"), leaving a shortfall of 21,339,841 shares. In addition, in April 2001, the Board of Directors approved the proposed purchase of all polymer technology assets from a third party in exchange for the issuance of approximately 6,900,000 shares of restricted Common Stock. Approval of the transaction was made contingent upon completion of the Series B Preferred Financing and stockholder approval of the Charter Amendment Proposal.

            Gross proceeds of $1.2 million were raised in the Series B Financing. The Company intends to use the proceeds of the financing for product development, including funding of Repel-CV clinical trials, and working capital. Included in the proceeds of the financing are the conversion of $440,000 in convertible debt advanced by investors to the Company in the second half of 2001, as well as $300,000 which is being held in escrow and will be required to be returned to investors if the Company does not increase its authorized capital to a number of shares sufficient to cover the shortfall by March 21, 2003.

            The Company issued two sets of warrants to investors in the Series B Financing. One set is exercisable at $0.12 per share until June 30, 2002 and the other set is exercisable at $0.24 per share until March 21, 2004. The expiration date of the shorter term warrants will be automatically extended for 6 months if the increase in authorized capital is not implemented by May 31, 2002, and, if the increase is not implemented within six months of the closing of the Series B Financing, the expiration date of the longer term warrants will be automatically tolled for a period sufficient to allow the holder 18 months from the implementation of the increase to exercise such warrants. In addition, if a sufficient number of shares of Common Stock are not available for issuance upon exercise of the warrants at the time of exercise, the holders are entitled, as their sole remedy, to require the Company to pay to them the cash difference between the fair market value of the Common Stock as defined in the governing documents and the exercise price. A similar cash remedy applies to additional two-year warrants to purchase up to approximately 917,000 shares of Common Stock at $0.24 per share issued to the agent.

            There are currently 1,112,500 shares of Series B Preferred outstanding. Each share of Series B Preferred is entitled to ten votes on all matters submitted to stockholders and vote together with the Common Stockholders as a single class and on an as converted basis. Subject to implementation of the authorized capital increase, the Series B Preferred will automatically convert into Common Stock on March 21, 2003, the first anniversary of the date of issuance. In connection with the Series B Financing, each of the investors, representing an aggregate of 10,000,000 votes, delivered to the Company an irrevocable proxy to vote in favor of the Charter Amendment Proposal.

            The Board of Directors recommends the proposed increase in the authorized number of shares of Common Stock to ensure an adequate supply of authorized and unissued shares for the coverage of the shortfall and the raising of additional capital for the operations of the Company as well as for other valid corporate purposes. Except as described above, there are currently no plans or arrangements relating to the issuance of any of the additional shares of Common Stock proposed to be authorized and such shares would be available for issuance without further action by stockholders, unless required by the Company's Certificate of Incorporation, its By-laws or applicable law.

            Although the Company's Board of Directors will authorize the issuance of additional Common Stock based on its judgment as to the Company's best interests and that of it's stockholders, future issuance of Common Stock could have a dilutive effect on existing stockholders. Common stockholders are not now, and will not be entitled to preemptive rights to purchase shares of any authorized Common Stock if additional shares are issued later. In addition, the issuance of additional shares of Common Stock could have the effect of making it more difficult for a third party to acquire a majority of the Company's outstanding voting stock.

      Vote Required; Effective Date of Proposed Amendment; Recommendation of the Board of Directors

            If the Charter Amendment Proposal is approved by the holders of stock representing a majority of the votes represented by the outstanding shares of Voting Stock, it will become effective upon the filing by the Company of a Certificate of Amendment to the Company's Restated Certificate of Incorporation with the Delaware Secretary of State, which is expected to be done as soon as practicable after stockholder approval is obtained. The Board of Directors has unanimously recommended that stockholders vote FOR the Charter Amendment Proposal. The directors and executive officers of the Company intend to vote their shares in favor of this Proposal.

      The Board of Directors recommends that stockholders vote "FOR" the Charter Amendment Proposal.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

            Richard A. Eisner & Company, LLP, has served as the Company's independent auditors. The Company has requested that a representative of Richard
A. Eisner & Company, LLP, attend the Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders. Management of the Company recommends a vote for the ratification of Richard A. Eisner & Company, LLP, as the independent auditors for the Company.

                                  OTHER MATTERS

            The Board is not aware of any matters not set forth herein that may come before the Meeting. If, however, further business properly comes before the Meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

            Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the 3 Annual Meeting of Stockholders, such proposals must be received by the Company not later than April 25, 2002. Proposals should be directed to the attention of the Secretary of the Company.

                           ANNUAL REPORT ON FORM 10-K

            The Company's Annual Report on Form 10-K for the fiscal year ended 1December 31, 2001 accompanies this Proxy Statement. The Annual Report on Form 10-K does not constitute a part of the proxy soliciting material.

                                         By order of the Board of Directors,


                                         Robert P. Hickey
                                         Chairman

Dated: March 22, 2002

                                    EXHIBIT A

                           LIFE MEDICAL SCIENCES, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

STATEMENT OF POLICY

The primary focus of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company's independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The Committee serves a board level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with the auditors and the experience of the members in business, financial and accounting matters. The Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is "independent" under applicable rules.

ORGANIZATION

The Committee shall be appointed by the Board of Directors and shall be comprised of at least three directors, a majority of whom shall be independent of management and the Company. A Chairperson and the Committee members shall be elected annually by the affirmative vote of at least a majority of the Board of Directors.

Members of the Committee shall be considered independent if they comply with the independence rules of the National Association of Securities Dealers.

All Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

MEETINGS

The Committee shall meet at least annually (or more frequently as appropriate) with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or its Chairperson shall meet quarterly with the independent auditors and management to review the Company's financial statements consistent with Section 4 below. The Committee shall report on a regular basis its activities to the Board and shall make such recommendations to the Board as it deems appropriate.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. The Committee should take the appropriate actions to set the overall corporate example for quality financial reporting, sound business risk practices an ethical behavior.

The Committee is not expected to audit the Company, to define the scope of the audit, to control the Company's accounting practices, or define the standards to be used in preparing the Company's financial statements. Company management is responsible for preparing the financial statements and the independent auditors are responsible for auditing those statements.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. The Committee shall:

      1. Evaluate, review and recommend to the Board the selection (or, where appropriate, replacement) of the Company's independent auditors, subject to stockholder approval.

      2. Provide guidance to, and receive reports from, the Company's independent auditors and financial management.

      3. Review the interim financial statements and earnings release with management and the independent auditors prior to filing the Company's Quarterly Reports on Form 10-Q. The Chairperson may represent the entire Committee for purposes of this review.

      4. Discuss the results of the annual and quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

      5. Review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K and provide judgments about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosure in the financial statements.

      6. Prepare a report to be included in the Company's proxy statement for each annual meeting that discloses whether the Committee (i) has reviewed and discussed the audited financial statements with management; has discussed Statement on Auditing Standards 61 ("SAS 61") "Communicating with Audit Committees" and Independence Standards Board Standard No. 1, "Auditor Independence" with the independent auditors; and (ii) has recommended to the Board that the consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year.

      7. Meet annually with the independent auditors to review the scope, proposed audit fees and related detail of the forthcoming annual year-end audit to be conducted by the independent auditors. Review the extent of "non-audit" services and related fee proposals that may be requested from the independent auditors from time to time.

      8. Discuss with the independent auditors the auditors' independence from management and the Company, including matters in the written disclosures required by the Independence Standards Board.

      9. Review this Charter annually and recommend to the Board appropriate changes to it. In addition, confirm that the Charter is included as an appendix to the annual stockholders' meeting proxy statement at least every three years, or promptly after any significant amendment to it.


                                       A-2